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Exhibit 1



Signatures


After reasonable inquiry and to the best of our knowledge and belief, we the undersigned certify that the information set forth in this statement is true, complete, and correct.




April 6, 1998                           Dominion Capital, Inc.
Date
                                        By: /s/ Daniel A. Hillsman, Jr.
                                           -----------------------------------
                                        Name: Daniel A. Hillsman, Jr.
                                        Title: Vice President - Administration


April 6, 1998                           Dominion Resources, Inc.
Date
                                        By: /s/ James L. Trueheart
                                           -----------------------------------
                                        Name: James L. Trueheart
                                        Title: Vice President and Controller